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                    [Letterhead of Sullivan A Cromwell LLP]

                                                                       EXHIBIT L

                                                              September 11, 2003

General American Investors Company, Inc.
         450 Lexington Avenue
              Suite 3300
                            New York, New York 10017.

Dear Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), of 8,000,000 shares of __% Cumulative Preferred Stock, par value $1.00 per share (the "Securities"), of General American Investors Company, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

                  (1) When the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, a certificate of designations with respect to the Securities, substantially in the form filed as an exhibit to the Registration Statement, has been duly filed with the Secretary of the State of Delaware, the terms of the Securities and of their issue and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

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                  The foregoing opinion is limited to the Federal laws of the
United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Series B Preferred Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          Sullivan & Cronwell LLP